Exhibit 99.1

Amber Road Announces Fourth Quarter and Full Year 2014 Financial Results

Fourth quarter total revenue of $17.6 million increases 13% year-over-year

2014 total revenue of $64.8 million increases 23% year-over-year

EAST RUTHERFORD, N.J.--(BUSINESS WIRE)--February 11, 2015--Amber Road, Inc. (NYSE: AMBR), a leading provider of global trade management (GTM) solutions, today announced its financial results for the fourth quarter and full year ended December 31, 2014.

Jim Preuninger, Chief Executive Officer of Amber Road, stated, “I am pleased with our fourth quarter and full year performance. As multinational companies of all sizes need to effectively manage the challenges of global trade in order to remain competitive, they are increasingly turning to Amber Road’s proven end-to-end solutions. We enter 2015 with a healthy pipeline across our business, an increased presence in China and are taking steps to reach the mid-market in Europe. All of this positions us well to capture the large market opportunity in front of us and to grow our business approximately 20% in 2015 when excluding the non-renewal we discussed last quarter.”

Fourth Quarter 2014 Financial Highlights

Revenue

  Total revenue was $17.6 million, an increase of 13% from the comparable period in 2013.
  Subscription revenue was $12.5 million, an increase of 8% from the comparable period in 2013.
  Professional Services revenue was $5.1 million, an increase of 27% from the comparable period in 2013.

Operating Income (Loss)

  GAAP operating loss was $(1.1) million, compared to $(0.3) million in the comparable period in 2013.
  Non-GAAP adjusted operating income, which excludes stock-based compensation, puttable stock compensation and changes in the fair value of contingent consideration liability was $0.1 million, compared to $0.8 million in the comparable period in 2013, which excludes stock-based compensation, restricted stock expense, puttable stock compensation, change in fair value of contingent consideration liability and warrant expense.

Net Income (Loss) attributable to common stockholders

  GAAP net loss attributable to common stockholders was $(1.3) million, compared to $(1.7) million for the comparable period in 2013.
  GAAP basic and diluted net loss per common share was $(0.05), compared to $(0.47) for the comparable period in 2013, based on 25.6 million and 3.7 million basic and diluted weighted average common shares outstanding, respectively.
  Non-GAAP adjusted net (loss) income was $(0.1) million, compared to $0.5 million in the comparable period in 2013.
  Non-GAAP adjusted net income per common share was $0.00, compared to $0.15 for the comparable period in 2013, based on 25.6 million and 3.7 million basic and diluted weighted average common shares outstanding, respectively.

Adjusted EBITDA

  Adjusted EBITDA was $1.4 million for the three months ended December 31, 2014 and $2.0 million in the comparable period in 2013.

Full Year 2014 Financial Highlights

Revenue

  Total revenue was $64.8 million, an increase of 23% from $52.5 million in 2013.
  Subscription revenue was $45.1 million, an increase of 16% from $38.9 million in 2013.
  Professional Services revenue was $19.7 million, an increase of 44% from $13.7 million in 2013.

Operating Loss

  GAAP operating loss was $(26.9) million, compared to $(13.7) million in 2013.
  Non-GAAP adjusted operating loss which excludes stock-based compensation, restricted stock compensation, compensation expense related to loan forgiveness, puttable stock compensation, changes in the fair value of contingent consideration liability, warrant expense and severance costs was $(2.1) million, compared to $(2.1) million in 2013, which excludes stock-based compensation, restricted stock expense, puttable stock compensation, change in fair value of contingent consideration liability and warrant expense.

Net Loss attributable to common stockholders

  GAAP net loss attributable to common stockholders was $(30.1) million, compared to $(19.2) million in 2013.
  GAAP basic and diluted net loss per common share was $(1.46), compared to $(5.11) in 2013, based on 20.6 million and 3.8 million basic and diluted weighted average common shares outstanding, respectively.
  Non-GAAP adjusted net loss was $(3.0) million, compared to $(2.8) million in 2013.
  Non-GAAP adjusted net loss per common share was $(0.12), compared to $(0.75) in 2013, based on 25.3 million and 3.8 million basic and diluted weighted average common shares outstanding, respectively.

Adjusted EBITDA

  Adjusted EBITDA was $2.8 million for 2014 compared to $1.7 million in 2013.

Balance Sheet and Cash Flow

  Cash and cash equivalents at December 31, 2014 totaled $41.2 million, compared with $5.1 million at 2013.
  Cash provided by (used in) operating activities was $(8.3) million for 2014, compared to $1.0 million in 2013.

A reconciliation of GAAP operating and net loss to Non-GAAP adjusted operating income (loss) and net loss and of GAAP net loss to Adjusted EBITDA has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Fourth Quarter 2014 and Recent Business Highlights

  Positioned as a leader within the space in a recent IDC MarketScape report on Worldwide Global Trade Management vendors. The report identified Amber Road’s in-house Global Knowledge database as a key differentiator, called the Company’s unique ability to deploy its solution globally without making any code changes, and highlighted that Amber Road is the only vendor to support unique trade processing requirements in China1.
  Announced that OpenText™ (NASDAQ:OTEX, TSX:OTC), a global leader in Enterprise Information Management (EIM) and Canada’s largest software company, is using Amber Road’s Export On-Demand solution. Prior to integrating Export On-Demand, Waterloo, Ontario, Canada-based OpenText relied on a cumbersome, manual export screening process. Now integrated with a variety of software systems across more than 250,000 partners, 360,000 transactions and 100 users, the solution has enabled OpenText to automate restricted party screening of new opportunities, professional services engagements and customer support maintenance renewals, as well as manage restricted products, export licenses and their associated values.

Business Outlook

Based on information available as of February 11, 2015, Amber Road is issuing guidance for the first quarter and full year 2015 as indicated below:

First Quarter 2015:

  Total revenue is expected to be in the range of $13.9 million to $14.2 million.
  Non-GAAP adjusted operating loss is expected to be in the range of ($4.5) million to ($4.8) million.
  Non-GAAP adjusted net loss per common share is expected to be in the range of ($0.19) to ($0.20). This assumes 25.6 million basic shares outstanding.

Full Year 2015:

  Total revenue is expected to be in the range of $68.4 million to $70.0 million.
  Non-GAAP adjusted operating loss is expected to be in the range of ($10.7) million to ($12.2) million.
  Non-GAAP adjusted net loss per common share is expected to be in the range of ($0.45) to ($0.51). This assumes 26.2 million basic shares outstanding.

Expectations of non-GAAP adjusted loss from operations and non-GAAP adjusted loss per common share for the first quarter of 2015 exclude stock-based compensation, puttable stock compensation and changes in the fair value of contingent consideration liability. Expectations of non-GAAP adjusted loss from operations and non-GAAP adjusted loss per common share for the full year 2015 exclude stock-based compensation, puttable stock compensation and changes in the fair value of contingent consideration liability.

1 IDC MarketScape: Worldwide Global Trade Management 2014 Vendor Assessment, #MI251598 September 2014

Conference Call Information

Amber Road will host a conference call on Wednesday, February 11, 2015 at 5:00 p.m. Eastern Time (ET) to discuss the company’s fourth quarter and full year financial results and its business outlook. To access this call, dial 888-455-2263 (domestic) or 719-457-2645 (international). The conference ID is 3902836.

Additionally, a live webcast of the conference call will be available in the “Investor Relations” section of the Company’s web site at www.AmberRoad.com.

Following the conference call, a replay will be available at 877-870-5176 (domestic) or 858-384-5517 (international) from February 11, 2015, 8:00pm EST to February 18, 2015, 11:59pm EST. The replay pass code is 3902836. An archived webcast of this conference call will also be available in the “Investor Relations” section of the Company’s web site at www.AmberRoad.com.

About Amber Road

Amber Road’s (NYSE: AMBR) mission is to dramatically change the way companies conduct global trade. As a leading provider of cloud based global trade management (GTM) solutions, we automate import and export processes to enable goods to flow across international borders in the most efficient, compliant and profitable way. Our solution combines enterprise-class software, trade content sourced from government agencies and transportation providers in 145 countries, and a global supply chain network connecting our customers with their trading partners, including suppliers, freight forwarders, customs brokers and transportation carriers. We deliver our GTM solution using a Software-as-a-Service (SaaS) model and leverage a highly flexible technology framework to quickly and efficiently meet our customers’ unique requirements around the world. For more information, please visit www.AmberRoad.com, email Solutions@AmberRoad.com or call 201-935-8588.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Amber Road has provided within this press release non-GAAP adjusted operating and net loss and adjusted EBITDA, financial measures that are not calculated in accordance with generally accepted accounting principles, or GAAP. Provided below is a reconciliation of GAAP operating and net loss to non-GAAP adjusted operating and net loss, and net loss to adjusted EBITDA. EBITDA consists of net loss plus depreciation and amortization, interest expense (income) and income tax expense. Adjusted EBITDA consists of EBITDA plus stock-based compensation, restricted stock expense, compensation expense related to loan forgiveness, puttable stock compensation, changes in the fair value of contingent consideration liability, warrant expense and severance costs. Amber Road has included these non-GAAP measures in this press release because it assists in comparing performance on a consistent basis across reporting periods, as it removes from operating results the impact of the company’s capital structure. Amber Road believes these non-GAAP measures are useful to an investor in evaluating its operating performance because they are often used by the financial community to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of performance exclusive of its capital structure and the method by which assets were acquired.

Amber Road’s use of these non-GAAP measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of its results as reported under GAAP. Some of these limitations are:

  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and these non-GAAP measures do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
  these non-GAAP measures do not reflect changes in, or cash requirements for, working capital needs;
  these non-GAAP measures do not reflect the potentially dilutive impact of equity-based compensation;
  these non-GAAP measures do not reflect interest or tax payments that may represent a reduction in cash available; and
  other companies, including companies in Amber Road’s industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider these non-GAAP measures together with other GAAP-based financial performance measures, including various cash flow metrics, net loss and other GAAP results. A reconciliation of GAAP operating and net loss to non-GAAP adjusted operating and net loss, and adjusted EBITDA has been provided in the financial statement tables included in this press release.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements. These statements identify substantial risks and uncertainties and relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” and similar expressions, whether in the negative or affirmative. These statements are only predictions and may be inaccurate. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined in our filings with the Securities and Exchange Commission (SEC), including, without limitation, our periodic and current SEC reports. These factors may cause our actual results to differ materially from any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, our future results, levels of activity, performance or achievements may differ from our expectations. Other than as required by law, we do not undertake to update any of the forward-looking statements after the date of this press release, even though our situation may change in the future.

AMBER ROAD, INC. AND SUBSIDIARIES Condensed Consolidated Balance Sheets (Unaudited)

	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$41,242,200	$5,147,735
Accounts receivable, net	15,645,386	11,017,671
Unbilled receivables	254,243	144,067
Deferred commissions	3,322,553	2,983,400
Prepaid expenses and other current assets	1,445,964	869,108
Deferred offering costs	—	2,786,376
Total current assets	61,910,346	22,948,357
Property and equipment, net	12,918,540	13,102,380
Goodwill	24,476,157	24,476,157
Other intangibles, net	1,011,526	1,201,034
Deferred commissions	6,906,165	7,066,512
Deposits and other assets	1,007,923	1,302,681
Total assets	$108,230,657	$70,097,121
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Current installments of obligations under capital leases	$1,321,610	$1,022,176
Accounts payable	1,733,209	2,568,161
Accrued expenses	8,043,759	9,081,554
Deferred revenue	26,168,358	26,115,001
Total current liabilities	37,266,936	38,786,892
Capital lease obligations, less current portion	2,141,584	2,068,308
Deferred revenue, less current portion	1,753,886	4,641,631
Revolving credit facility	—	6,978,525
Other noncurrent liabilities	2,109,544	3,981,889
Total liabilities	43,271,950	56,457,245
Commitments and contingencies
Total redeemable convertible preferred stock and puttable common stock	—	76,921,359
Stockholders’ equity (deficit):
Common stock, $0.001 par value at December 31, 2014, no par value at December 31, 2013. Authorized, 100,000,000 and 38,100,100 shares at December 31, 2014 and 2013, respectively; issued and outstanding 25,765,792 and 5,005,911 shares at December 31, 2014 and 2013, respectively	25,766	15,221,195
Additional paid-in-capital	173,665,585	—
Accumulated other comprehensive loss	(607,492)	(485,917)
Accumulated deficit	(108,125,152)	(78,016,761)
Total stockholders’ equity (deficit)	64,958,707	(63,281,483)
Total liabilities and stockholders’ equity (deficit)	$108,230,657	$70,097,121

AMBER ROAD, INC. AND SUBSIDIARIES Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenue:
Subscription	$12,559,820	$11,624,561	$45,142,117	$38,866,989
Professional services	5,052,873	3,982,238	19,691,349	13,660,000
Total revenue	17,612,693	15,606,799	64,833,466	52,526,989
Cost of revenue (1):
Cost of subscription revenue	3,810,791	3,243,555	14,586,245	12,747,971
Cost of professional services revenue	3,434,100	2,749,440	12,901,935	9,498,225
Total cost of revenue	7,244,891	5,992,995	27,488,180	22,246,196
Gross profit	10,367,802	9,613,804	37,345,286	30,280,793
Operating expenses (1):
Sales and marketing	5,352,964	4,378,073	20,033,251	16,246,583
Research and development	2,684,988	2,109,933	9,745,137	7,935,614
General and administrative	3,460,834	2,784,327	15,761,895	10,468,776
Restricted stock expense	—	621,840	18,683,277	9,327,594
Total operating expenses	11,498,786	9,894,173	64,223,560	43,978,567
Loss from operations	(1,130,984)	(280,369)	(26,878,274)	(13,697,774)
Interest income	90	193	2,009	18,432
Interest expense	(57,634)	(93,407)	(275,074)	(168,810)
Loss before income taxes	(1,188,528)	(373,583)	(27,151,339)	(13,848,152)
Income tax expense	152,169	137,678	552,619	549,718
Net loss	(1,340,697)	(511,261)	(27,703,958)	(14,397,870)
Accretion of redeemable convertible preferred stock and puttable common stock	—	(1,211,315)	(2,416,505)	(4,849,607)
Net loss attributable to common stockholders	$(1,340,697)	$(1,722,576)	$(30,120,463)	$(19,247,477)

Net loss per common share:
Basic and diluted	$(0.05)	$(0.47)	$(1.46)	$(5.11)
Weighted-average common shares outstanding:
Basic and diluted	25,553,069	3,675,212	20,623,760	3,763,562

(1) Includes stock-based compensation as follows:
	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Cost of subscription revenue	$140,543	$23,127	$289,611	$80,204
Cost of professional services revenue	94,852	11,956	189,598	40,037
Sales and marketing	179,337	23,351	346,545	76,912
Research and development	240,525	31,883	486,031	62,387
General and administrative	762,854	95,340	1,434,988	262,044
	$1,418,111	$185,657	$2,746,773	$521,584

AMBER ROAD, INC. AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (Unaudited)

	Year Ended December 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(27,703,958)	$(14,397,870)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,896,713	3,791,973
Bad debt expense	47,006	46,500
Stock-based compensation	2,746,773	521,584
Loss on asset impairment	11,964	30,261
Restricted stock non-cash compensation	18,683,277	9,327,594
Compensation related to puttable common stock	54,764	18,255
Increase in fair value of contingent consideration liability	(43,855)	106,244
Non-cash interest expense related to debt	—	23,227
Change in fair value of warrant liability	1,244,635	1,600,176
Amortization of debt financing costs	43,858	—
Changes in operating assets and liabilities:
Accounts receivable	(4,684,880)	(1,004,874)
Unbilled receivables	(113,471)	96,170
Prepaid expenses and other current assets	(801,221)	(3,274,161)
Accounts payable	(182,112)	431,342
Accrued expenses	432,225	3,232,110
Other liabilities	(102,032)	(64,266)
Deferred revenue	(2,833,077)	504,824
Net cash (used in) provided by operating activities	(8,303,391)	989,089
Cash flows from investing activities:
Capital expenditures	(723,475)	(327,024)
Addition of capitalized software development costs	(1,970,963)	(2,409,325)
Acquisition, net of cash acquired of $85,310	—	(1,914,768)
Cash received (paid) for deposits	226,690	(534,919)
Decrease in restricted cash	56,409	—
Net cash used in investing activities	(2,411,339)	(5,186,036)
Cash flows from financing activities:
Proceeds from revolving line of credit	—	7,478,525
Payments on revolving line of credit	(6,978,525)	(500,000)
Debt financing costs	—	(51,764)
Repayments on capital lease obligations	(1,246,226)	(1,022,176)
Proceeds from the exercise of stock options	1,568,137	29,750
Proceeds from the exercise of common stock warrant	40,452	—
Payment of offering costs	(4,266,455)	(478,939)
Proceeds from initial public offering, net of underwriting discounts and commissions	57,824,899	—
Net cash provided by financing activities	46,942,282	5,455,396
Effect of exchange rate on cash and cash equivalents	(133,087)	(390,535)
Net increase in cash and cash equivalents	36,094,465	867,914
Cash and cash equivalents at beginning of period	5,147,735	4,279,821
Cash and cash equivalents at end of period	$41,242,200	$5,147,735

Reconciliation of Net Loss to Adjusted EBITDA (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net loss	$(1,340,697)	$(511,261)	$(27,703,958)	$(14,397,870)
Depreciation and amortization expense	1,279,933	1,252,992	4,896,713	3,791,973
Interest expense	57,634	93,407	275,074	168,810
Interest income	(90)	(193)	(2,009)	(18,432)
Income tax expense	152,169	137,678	552,619	549,718
EBITDA	148,949	972,623	(21,981,561)	(9,905,801)
Stock-based compensation	1,418,111	185,657	2,746,773	521,584
Restricted stock expense	—	621,840	18,683,277	9,327,594
Compensation expense related to loan forgiveness	—	—	927,093	—
Puttable stock compensation	13,691	13,691	54,764	18,255
Change in fair value of contingent consideration liability	(166,681)	103,862	(43,855)	106,244
Warrant expense	—	124,217	1,244,635	1,600,176
Severance costs	—	—	1,121,285	—
Adjusted EBITDA	$1,414,070	$2,021,890	$2,752,411	$1,668,052

Reconciliation of Net Loss to Non-GAAP Adjusted Net Income (Loss) (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net loss	$(1,340,697)	$(511,261)	$(27,703,958)	$(14,397,870)
Stock-based compensation	1,418,111	185,657	2,746,773	521,584
Restricted stock expense	—	621,840	18,683,277	9,327,594
Compensation expense related to loan forgiveness	—	—	927,093	—
Puttable stock compensation	13,691	13,691	54,764	18,255
Change in fair value of contingent consideration liability	(166,681)	103,862	(43,855)	106,244
Warrant expense	—	124,217	1,244,635	1,600,176
Severance costs	—	—	1,121,285	—
Non-GAAP adjusted net income (loss)	$(75,576)	$538,006	$(2,969,986)	$(2,824,017)

Adjusted non-GAAP net income (loss) per common share:
Basic and diluted	$0.00	$0.15	$(0.12)	$(0.75)

Weighted-average common shares outstanding:
GAAP weighted average number of common shares outstanding - basic and diluted	25,553,069	3,675,212	20,623,760	3,763,562
Additional weighted average shares giving effect to initial public offering and conversion of preferred stock at the beginning of the period	—	—	4,637,210	—
Non-GAAP weighted average number of common shares outstanding - basic and diluted	25,553,069	3,675,212	25,260,970	3,763,562

Reconciliation of Loss from Operations to Non-GAAP Adjusted Income (Loss) from Operations (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Loss from operations	$(1,130,984)	$(280,369)	$(26,878,274)	$(13,697,774)
Stock-based compensation	1,418,111	185,657	2,746,773	521,584
Restricted stock expense	—	621,840	18,683,277	9,327,594
Compensation expense related to loan forgiveness	—	—	927,093	—
Puttable stock compensation	13,691	13,691	54,764	18,255
Change in fair value of contingent consideration liability	(166,681)	103,862	(43,855)	106,244
Warrant expense	—	124,217	1,244,635	1,600,176
Severance costs	—	—	1,121,285	—
Non-GAAP adjusted income (loss) from operations	$134,137	$768,898	$(2,144,302)	$(2,123,921)

CONTACT:
Investor Relations Contact:
ICR
Staci Mortenson, 201-806-3663
InvestorRelations@AmberRoad.com
or
Amber Road Contacts:
Annika Helmrich, 201-806-3656 (US & Canada)
AnnikaHelmrich@AmberRoad.com
or
Martijn van Gils, +31 (0) 207997790 (Europe & Asia)
MartijnvanGils@AmberRoad.com